UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 25, 2025

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 West 23rd Street
New York, New York 10010
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 25, 2025, BuzzFeed, Inc. (the “Company”), BuzzFeed Media Enterprises, Inc., a wholly-owned subsidiary of the Company, and certain of the Company’s other domestic and Canadian subsidiaries as borrowers and guarantors, entered into the Amendment No. 2 to Credit Agreement (the “Second Amended Credit Agreement”) with the financial institutions party thereto as lenders (the “Lenders”) and Sound Point Agency LLC, as agent for the Lenders. The Second Amended Credit Amendment amends the Credit Agreement dated as of May 23, 2025 (as amended by that certain Amendment No. 1 to the Credit Agreement dated as of July 31, 2025) (as amended, supplemented, or otherwise modified from time to time prior to the Second Amended Credit Agreement, the “Credit Agreement”). Capitalized terms used, but not otherwise defined, in this Current Report on Form 8-K have the meanings given to them in the Credit Agreement.
The Second Amended Credit Agreement provides for an incremental loan commitment amount of $5.0 million, which is required to be repaid in full on February 20, 2026. The Second Amended Credit Agreement also provides for a permitted overadvance of $25.0 million from the effective date of August 25, 2025, through February 20, 2026.
The Borrowers borrowed $5.0 million on the closing date.
The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1†
Amendment No. 2 to Credit Agreement, dated August 25, 2025, to the Credit Agreement, dated May 23, 2025, by and among BuzzFeed, Inc., BuzzFeed Media Enterprises, Inc., the borrowers and guarantors thereto, the lenders thereto and Sound Point Agency LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	8/26/2025
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer